SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

DUKE ENERGY CAROLINAS, LLC

(Formerly Duke Power Company LLC, which was formerly Duke Energy Corporation)

(Exact Name of Registrant as Specified in its Charter)

Delaware	56-0205520
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

526 South Church Street
Charlotte, North Carolina	28202-1803
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Limited Liability Company Member Interest

(Title of Class)

Item 1.	Description of Registrant's Securities to be Registered

This registration statement relates to the limited liability company member interests of Duke Energy Carolinas, LLC (the "Registrant"), which represent the only ownership interests in the Registrant. Duke Energy Corporation is the sole member of the Registrant and owns 100% of the limited liability company member interests in the Registrant. For a detailed description of the characteristics of the limited liability company member interests, see the Registrant's limited liability company agreement which is included as Exhibit 3.3 hereto and which is incorporated herein by reference.

Item 2.	Exhibits
Exhibit. 3.1

Articles of Organization Including Articles of Conversion of Duke Power Company LLC (incorporated by reference to Exhibit 3.1 to Duke Energy Carolinas, LLC's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2006).

Exhibit 3.2

Amended Articles of Organization of Duke Energy Carolinas, LLC (f/k/a Duke Power Company LLC) (incorporated by reference to Exhibit 3.1 to Duke Energy Carolina, LLC's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 13, 2006).

Exhibit 3.3

Limited Liability Company Agreement of Duke Power Company LLC (incorporated by reference to Exhibit 3.2 to the Duke Energy Carolinas, LLC's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2006).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 28, 2006

Duke Energy Carolinas, LLC
(Registrant)

By:	/s/ David S. Maltz
David S. Maltz, Assistant Secretary

Exhibit Index

Exhibit No.	Description

3.1

Articles of Organization Including Articles of Conversion of Duke Power Company LLC (incorporated by reference to Exhibit 3.1 to Duke Energy Carolinas, LLC's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2006).

3.2

Amended Articles of Organization of Duke Energy Carolinas, LLC (f/k/a Duke Power Company LLC) (incorporated by reference to Exhibit 3.1 to Duke Energy Carolina, LLC's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 13, 2006).

3.3

Limited Liability Company Agreement of Duke Power Company LLC (incorporated by reference to Exhibit 3.2 to the Duke Energy Carolinas, LLC's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2006).

3